Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION
1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Dominic P. Orr, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Aruba Networks, Inc., on Form 10-K for the period ended July 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Aruba Networks, Inc.

/s/  Dominic P. Orr
Dominic P. Orr
President, Chief Executive Officer and
Chairman of the Board of Directors
(Principal Executive Officer)

Date: September 27, 2011

I, Michael M. Galvin, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Aruba Networks, Inc., on Form 10-K for the period ended July 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Aruba Networks, Inc.

/s/  Michael M. Galvin
Michael M. Galvin
Chief Financial Officer
(Principal Financial Officer)

Date: September 27, 2011